UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    January 28, 2014

AARON’S, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or certain Officers; Election of Directions; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)
Adoption of Executive Severance Pay Plan
On January 28, 2014, Aaron’s, Inc. (the “Company”) adopted an Executive Severance Pay Plan (the “Severance Plan”), which will provide severance payments and benefits to eligible employees (“Participants”) of the Company in connection with certain terminations of employment. The Severance Plan was approved by the Company’s Compensation Committee and has an effective date of February 1, 2014.
Under the Severance Plan, in the event that a Participant is involuntarily terminated by the Company without cause or resigns from the Company for good reason, if the Participant signs a waiver and release agreement in the form provided by the Company, then the Participant would be entitled to (i) severance consisting of continued base salary for a period of twelve (12) months and (ii) a lump sum payment approximating twelve (12) months of COBRA premiums for continued coverage under the Company’s group health insurance plan, less the amount payable by an active employee for such coverage, and plus an amount approximating the taxes on such payment.
In the event that the separation described in the preceding paragraph occurs within the two-year period following a change in control, the Participant would be entitled to severance consisting of continued base salary for a minimum of twelve (12) months and a maximum of twenty-four (24) months, based on the Participant’s salary grade. The Participant would also receive an aggregate lump sum payment (i) approximating COBRA premiums (as described above) for the same number of months for which the Participant is entitled to receive continued base salary and (ii) equivalent to a pro-rata portion of his or her target annual bonus for the year in which the separation occurred.
For purposes of the Severance Plan, a change in control includes (i) the acquisition by a third party of 35% or more of the Company’s voting securities, (ii) the replacement of a majority of the Company’s board during any twelve month period or (iii) consummation by the Company of a reorganization, merger, or consolidation or sale of all or substantially all of the assets of the Company if the voting shareholders of the Company prior to the transaction cease to own more than 50% of the resulting or successor entity.
The foregoing description of the Severance Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the Severance Plan, a copy of which is attached hereto as Exhibit 10.1, the terms of which are incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(d)    Exhibits:

Exhibit No.	Description
10.1	Executive Severance Pay Plan of Aaron’s, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Gilbert L. Danielson
Date: January 31, 2014		Gilbert L. Danielson Executive Vice President, Chief Financial Officer